EXHIBIT 5


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                January 21, 1998


Board of Directors
Snyder Communciations, Inc.
6903 Rockledge Drive
15th Floor
Bethesda, Maryland 20817

Ladies and Gentlemen:

            We have acted as counsel to Snyder Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale, from time to time, by Bear Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Selling Stockholders"), in the manner described in the prospectus (the "Prospectus") which forms a part of the Registration Statement, of up to an aggregate of 105,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock").

            In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein, and the Certificate of Incorporation and the Bylaws of the Company. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the






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January 21, 1998
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authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders in the manner described in the Prospectus under the captions "Selling Stockholders" and "Plan of Distribution" have been validly issued and are fully paid and nonassessable.

            The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement or Prospectus contained therein.



                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP